EMPLOYMENT AGREEMENT

     This  Employment  Agreement  is made by and  between  The  JPM  Company,  a
Pennsylvania  corporation  (EMPLOYER),   and  Mark  A.  Green,  the  undersigned
individual (EMPLOYEE).

                                    RECITALS

     EMPLOYER is engaged in the business of manufacturing wire and cable assemblies, being referred to as the "Business."

     The parties wish to provide for an employment arrangement under the terms and conditions herein set forth.

     I. Term of Employment. EMPLOYER hereby employs EMPLOYEE, and EMPLOYEE agrees to be employed by EMPLOYER, under the terms and conditions set forth. The term of EMPLOYEE's employment shall begin on the commencement date set forth in
Section XV, and shall continue until terminated as set forth in Section IX.

     II. Compensation. As full payment for all services rendered by EMPLOYEE under this Agreement, EMPLOYEE agrees to accept, and shall, subject to the terms and conditions set forth herein, receive compensation, as follows:

     A. Direct Compensation. During the term of this Agreement, EMPLOYEE shall, subject to the terms and conditions set forth herein, receive a base salary in the amount of $104,000, payable in accordance with EMPLOYER's normal payroll practice. As of the date of execution of this Agreement, the base salary of the EMPLOYEE has been increased to $115,000.

     B. Fringe Benefits. EMPLOYEE will be entitled to participate in such fringe benefit plans and financial incentive plans, in accordance with their terms, as shall be made available from time to time by EMPLOYER in its discretion to its EMPLOYEEs in EMPLOYEE's position.

     C. Compensation Adjustment. The base salary, fringe benefits and any other compensation are subject to review by EMPLOYER at any time in its discretion, at which time EMPLOYER, in its sole discretion, may elect to adjust or modify same.

     III. Deductions. EMPLOYER is authorized to deduct from the compensation of the EMPLOYEE such sums as may be required to be deducted or withheld under the provisions of any law now in effect or hereafter put into effect during the term of this Agreement, or which are authorized by EMPLOYEE, including, but not limited to, social security and income tax withholding.

     IV. Duties. It is understood and agreed that EMPLOYEE will faithfully and diligently serve EMPLOYER to the best of EMPLOYEE's ability in the position set forth in Section XV, and EMPLOYEE further agrees to perform such duties and to assume such additional responsibilities as may be assigned from time to time by EMPLOYER. EMPLOYEE will devote full time, attention, loyalty and energies to the performance of the duties as an EMPLOYEE of EMPLOYER.

     V. Leave. EMPLOYEE shall be entitled to time off, with or without pay, in accordance with the standard practices of EMPLOYER for individuals in EMPLOYEE's position, which are subject to change. Such absences shall not be deemed to be a termination of this Agreement.

     VI. Proprietary Information. EMPLOYEE understands and acknowledges that in the course of EMPLOYEE's employment with EMPLOYER, EMPLOYER will incur substantial expenditures of time and money in providing EMPLOYEE with specialized instruction and training, and will impart to EMPLOYEE, or EMPLOYEE will have access to, certain proprietary and confidential information and knowledge concerning EMPLOYER and its business (collectively called "Proprietary Information"). As used herein, "Proprietary Information" shall be deemed to include, without limitation, EMPLOYER's sales and marketing information and techniques, business plans, financial data, Trade Secrets, pricing lists, supplier lists and other confidential supplier data, customer lists and other confidential customer data, and any other information or knowledge concerning EMPLOYER and its business, whether or not in tangible form, that is of a proprietary or confidential nature, or has been heretofore or is hereafter treated as secret by EMPLOYER. As used herein, "Trade Secret(s)" shall mean the whole or any portion or phase of any technical information, hardware, software, designs or specifications, drawings, sketches, processes, procedures, formulae, data, reports, computer programs, charts, improvements and any other technical information or knowledge relating to the development, design and implementation of EMPLOYER's projects, products and services.

     The parties agree that it is of great importance to the success of EMPLOYER that Proprietary Information be treated with great care and that improper disclosure or use be prevented. EMPLOYEE, during the course of employment with EMPLOYER and after the termination of such employment, shall maintain secrecy with regard to such information and shall not, directly or indirectly, disclose, use or permit the disclosure or use of any Proprietary Information received, acquired or obtained during the course of employment, whether or not EMPLOYEE was the creator or originator thereof, unless such disclosure or use is consented to in advance in writing by EMPLOYER.

     VII. Non-Competition. During the term of EMPLOYEE's employment with the EMPLOYER and for a period of six (6) months from the voluntary or involuntary termination without cause of EMPLOYEE's agreement with the EMPLOYER, EMPLOYEE will not directly or indirectly, own, manage, operate, control, be employed by, perform services for, consult with, solicit business for, participate in, or be connected with the ownership, management, operation, or control of any business which performs the services materially similar to or competitive with those provided by the EMPLOYER in any location where the EMPLOYER has had an office or has sold products or provided services to customers during the period EMPLOYEE is employed by the EMPLOYER. In the event of involuntary termination for cause, the period of noncompetition shall be twelve (12) months.

     During the term of EMPLOYEE's employment with the EMPLOYER for a period of two (2) years from the voluntary or involuntary termination of EMPLOYEE's employment with the EMPLOYER for any reason whatsoever, EMPLOYEE shall not either on his own account or for any person, firm, partnership, corporation, or other entity solicit, interfere with, or endeavor to cause any EMPLOYEE of the EMPLOYER to leave his or her employment, or induce or attempt to induce, any such EMPLOYEE to breach his or her employment agreement with the EMPLOYER.

     VIII. Remedies. It is recognized that damages in the event of breach of Sections VI and VII of this Agreement by EMPLOYEE would be difficult, if not impossible, to ascertain, and it is therefore agreed that in the event of a breach or threatened breach of Sections VI or VII, EMPLOYER shall be entitled to an injunction against such breach, without prejudice to any other remedies available to EMPLOYER.

     The provisions set forth in the paragraphs under Section VI and VII are intended by the parties to be separate and divisible. If any covenant or provision in this paragraph is found by a court of competent jurisdiction to be unreasonable in duration, geographical scope or character of restrictions, the covenant or agreement shall not be rendered unenforceable thereby, but rather the duration, geographical scope or character of restrictions of such covenant or agreement shall be deemed reduced or modified with retroactive effect to render such covenant or agreement reasonable and such covenant shall be enforced as thus modified. If the court having jurisdiction will not review the covenant or agreement, then the parties shall mutually agree to a revision having an effect as close as permitted by law to the provisions declared unenforceable. EMPLOYEE further agrees that in the event a court having jurisdiction determines, despite the express intent of the EMPLOYEE, that any portion of the restrictive covenants in this Section VI and VII are not enforceable, the remaining provisions shall be valid and enforceable.

     IX. Termination. This Agreement shall terminate in the event Section IX becomes operative:

     A. Resignation as full-time EMPLOYEE. EMPLOYEE, at any time, may choose to resign as a full-time EMPLOYEE.

     B. Death or disability. Upon the death or disability of EMPLOYEE, this Agreement shall terminate. For purpose of this Agreement, the term "disability" shall mean the determination by Employer that Employee is unable to perform substantially all of the duties that were being performed for Employer prior to such determination, and the continuation of such inability for a consecutive period in excess of three (3) months following such determination (unbroken by return to work for an aggregate period in excess of thirty (30) days).

     C. Involuntary Termination. EMPLOYER may terminate this Agreement without cause.

     D. Compensation  Payable upon  Termination.  In the event of termination of this Agreement by EMPLOYER for any reason set forth hereinabove (in subparagraphs B or C) other than death of the EMPLOYEE, EMPLOYEE shall be entitled to receive termination pay equal to six months of the annual salary then in effect, payable in six monthly installments, PROVIDED, however, that any salary paid during a period of disability preceding termination shall be credited toward the payments due hereunder.

     E. Termination for Cause. EMPLOYER may terminate this Agreement immediately for cause, including without limitation, fraud, misrepresentation, theft or embezzlement of the Company's assets, intentional violations of law or company policies, or a breach of this Agreement. In the event of termination for cause, no severance pay shall be due EMPLOYEE.

     F. Return of Documents. Upon termination of employment for any reason, all documents, writings, or any other such material produced or received in the course of employment shall be returned to EMPLOYER.

     X. Effect of Change of Control. In the event of a Change of Control of EMPLOYER, the following additional provisions shall apply. A. Change in Control Definition. Change in Control shall mean any of the following events 1. The sale or other disposition by EMPLOYER of all or substantially all of its assets to a single purchaser or to a group of purchasers, other than to a corporation with respect to which, following such sale or disposition, more than eighty percent (80%) of the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors is then owned beneficially, directly or indirectly, by all or substantially all of the individuals who were the beneficial owners of the outstanding shares of EMPLOYER's common stock and voting securities immediately prior to such sale or disposition; or 2. The acquisition in one or more transactions by any person or group, directly or indirectly, of beneficial ownership of twenty-five percent (25%) or more of the outstanding shares of the combined voting power of the then outstanding voting securities of EMPLOYER entitled to vote generally in the election of directors, Provided, however, that for this purpose acquisition of such a share by an employee benefit plan of EMPLOYER or a subsidiary or affiliate of EMPLOYER or a present significant shareholder (i.e., shareholder whose current holdings exceed 5% of the outstanding stock) of EMPLOYER shall not constitute a Change of Control; or 3. The reorganization, merger or consolidation of EMPLOYER into or with another person or entity, by which reorganization, merger or consolidation the
shareholders  of  EMPLOYER   receive  less  than  fifty  percent  (50%)  of  the
outstanding voting shares of the new or continuing corporation. 4. For the purpose of paragraph X and its subparts, merger, sale or acquisition of EMPLOYER by or with any other company controlled by EMPLOYER or any of its subsidiaries shall not constitute Change of Control. B. Good Cause Termination. In the event of a Change of Control, for a period of six months thereafter, the EMPLOYEE may terminate this Agreement for Good Cause. 1. Good Cause. Good Cause shall be defined as a) Geographic Reassignment. The relocation of the EMPLOYEE to a location more than 75 miles from his/her current base or residence, except for required travel on EMPLOYER's business to an extent substantially consistent with the EMPLOYEE's business travel obligations immediately prior to a Change in Control. b) Reduction in Base Salary. A reduction by EMPLOYER in the base salary as in effect at the time of the Change in Control. 2. Effect of Good Cause Termination. In the event of a termination by the EMPLOYEE for Good Cause, EMPLOYEE shall be entitled to the same benefits as if the EMPLOYEE had been involuntarily terminated without cause.

     XI. Corporate Policies. EMPLOYEE shall be subject to EMPLOYER's corporate policies applicable to EMPLOYEE's generally, as amended from time to time, except to the extent that any provision of this Agreement is expressly contrary thereto.

     XII. Special Conditions. In addition to the conditions set forth above, the following special conditions shall apply to EMPLOYEE:

     A. Deferred Compensation. EMPLOYEE will be eligible to participate in the EMPLOYER's Non-qualified Deferred Compensation Plan, subject to modifications from time-to-time consistent with EMPLOYER's policies for similarly situate employees. Under the plan in effect at the date of employment, EMPLOYER deposits an amount equal to ten percent (10%) of EMPLOYEE's salary into such plan, subject to certain vesting requirements, timing eligibility and investment criteria. EMPLOYEE is eligible to defer up to an additional twenty-five percent (25%) of his salary into the plan.

     B.  Bonus.  EMPLOYEE  will be  eligible  for  participation  in  EMPLOYER's
Performance Sharing Plan, as in effect during the period of EMPLOYEE's employment. As of the date of employment, EMPLOYEE's eligibility would be for a bonus target of 15% with a maximum eligibility of 45% of his annual salary.

     C. Life Insurance. EMPLOYEE shall be eligible for participation in EMPLOYER's life insurance coverage, as then in effect pursuant to EMPLOYER's policies. At the current time, that coverage provides life insurance in an amount up to 1-1/2 times EMPLOYEE's annual salary, to a maximum of $100,000.

     D. Stock Options. EMPLOYEE shall receive 10,000 stock options as of the date of employment, subject to the terms of the Employee Stock Option Plan of 1995 and pursuant to separate agreement.

     E. Relocation Benefits. EMPLOYEE shall be entitled to relocation benefits as set forth in JPM H.R. Policy 200, as in effect as of the date of his employment, through December, 2001. A copy of that policy has been provided to EMPLOYEE. As provided in that policy, and reconfirmed herein, eligible relocation expense reimbursement shall be grossed up to reimburse EMPLOYEE for any income taxes assessed against the reimbursable expenses.

     XIII. Miscellaneous. The waiver by either party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. The obligations undertaken by EMPLOYEE shall not be assigned or delegated except as may be specifically provided herein. The rights and obligations of the EMPLOYER hereunder shall be binding upon, and inure to the benefit of, its successors and assigns. The laws of the Commonwealth of Pennsylvania shall apply and bind the parties in any and all questions arising hereunder. The provisions of Sections VI and VII shall survive any termination of this Agreement.

     XIV. Final Expression of Agreement. This writing represents the entire agreements and understandings of the EMPLOYEE and EMPLOYER with respect to subject matter hereof and supersedes all prior agreements and understandings of the EMPLOYEE and EMPLOYER in connection therewith; except as otherwise provided herein, it may not be altered or amended except by mutual agreement evidenced by a writing signed by both EMPLOYEE and EMPLOYER and specifically identified as an amendment to this Agreement.

     EMPLOYEE EXPRESSLY ACKNOWLEDGES THAT EMPLOYEE HAS BEEN GIVEN THE OPPORTUNITY PRIOR TO ENTERING THIS AGREEMENT TO CONSULT WITH EMPLOYEE'S OWN COUNSEL REGARDING EMPLOYEE'S RIGHTS AND OBLIGATIONS WITH RESPECT TO THIS AGREEMENT AND THAT EMPLOYEE EITHER HAS DONE SO OR HAS ELECTED NOT TO CONSULT WITH SUCH COUNSEL.

     XV. Specific Data. Full name of EMPLOYEE: Mark A. Green Position: Vice President of Materials and Logistics Commencement Date: December 13, 1999

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed this 8th day of August, 2000.


                                             The JPM Company

         /s/ Mark A. Green                    By:  /s/ Wayne A. Bromfield
-------------------------------------         ----------------------------------
                                              Name:  Wayne A. Bromfield
                                              Title: Exec VP and General
                                                     Counsel
Witness:                                      Attest:
/s/ Laney Shambach                           /s/ Laney Shambach
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